UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2015, Harry J. Walsh, Executive Vice President Acquisition Integration of TreeHouse Foods, Inc. (“TreeHouse”), notified TreeHouse of his decision to retire, effective as of August 1, 2015. Mr. Walsh will continue in a consulting role with TreeHouse following his retirement.

On July 28, 2015, TreeHouse entered into a consulting agreement (the “Consulting Agreement”) with Mr. Walsh, effective August 1, 2015, pursuant to which Mr. Walsh will provide consulting services to TreeHouse for a period of twelve months (unless earlier terminated in accordance with its terms). Under the Consulting Agreement, Mr. Walsh will receive annual compensation of $200,000 and will be eligible to earn a prorated incentive bonus for 2015. He will remain subject to non-competition and non-solicitation covenants during the consulting period and for twelve months thereafter. The foregoing summary is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Consulting Agreement, dated July 28, between TreeHouse and Harry J. Walsh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: July 31, 2015	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Consulting Agreement, dated July 28, 2015, between TreeHouse and Harry J. Walsh